UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2019, the Company announced it entered into an equity financing with an accredited investor (“Investor I”) for up to $800,000 through the purchase of shares of the Company’s Series A Convertible Preferred Stock. On March 26, 2020, the Company entered into a securities purchase agreement (the “Series A Purchase Agreement”) with Investor I, whereby Investor I purchased fifty-one thousand six hundred (51,600) shares of Series A Convertible Preferred Stock with a Stated Value of $1.00 (the “Stated Value”) of the Company (the “Series A Convertible Preferred Stock”), for a purchase price of $43,000. The transaction closed on March 30, 2020, and the Company received gross proceeds of $43,000 less transaction expenses.

On March 30, 2020, the Company entered into a Securities Purchase Agreement (the “Common Stock Purchase Agreement”) with an existing accredited investor (“Investor II”). Pursuant to the terms of the Common Stock Purchase Agreement, the Company issued and sold to Investor II a convertible promissory note in the aggregate principal amount of $57,750 (the “Note”), and a warrant to purchase up to 114,375 shares of the Company’s common stock (the “Warrant”) at an initial exercise price of $0.10 per share, subject to adjustment as detailed in the Warrant. The transaction closed on March 31, 2020, and the Company received gross proceeds of $57,500, less transaction expenses.

The Series A Purchase Agreement and Common Stock Purchase Agreement contain customary representations, warranties, including that the Company has filed all reports and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Certificate of Designations, Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (“Certificate of Designations”) also provides for certain events of default, including, among other things, failure to redeem, breaches of representations and warranties, bankruptcy or insolvency proceedings, and failure to comply with the 1934 Act.

The discussion herein regarding the Series A Purchase Agreement, Common Stock Purchase Agreement, Note and Warrant is qualified in its entirety by reference to Series A the Purchase Agreement, Common Stock Purchase Agreement, Note and Warrant attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2. The discussion herein regarding the Series A Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Designations filed previously as Exhibit 3.1 to the Current Report on Form 10-K filed on October 21, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 herein is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 herein is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entity and the Company; and (f) the recipient of the securities is an accredited investor.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report filed on Form 8-K on October 21, 2019)
4.1	Form of Convertible Promissory Note, dated March 30, 2020, between C-Bond Systems, Inc. and Investor II
4.2	Form of Common Stock Purchase Warrant, dated March 30, 2020, between C-Bond Systems, Inc. and Investor II
10.1	Form of Securities Purchase Agreement, dated March 26, 2020, between C-Bond Systems, Inc., and Investor I
10.2	Form of Securities Purchase Agreement, dated March 30, 2020, between C-Bond Systems, Inc., and Investor II

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: April 1, 2020	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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